                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement           [_] Confidential, for Use of the
                                              Commission Only (as permitted by
                                              Rule 14a-6(e)(2))
[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                            Southwest Water Company
- --------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


                            Southwest Water Company
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:
    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:
    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:
    --------------------------------------------------------------------------

    (5) Total fee paid:
    --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:
    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:
    --------------------------------------------------------------------------

    (3) Filing Party:
    --------------------------------------------------------------------------

    (4) Date Filed:
    --------------------------------------------------------------------------

Notes:

                                     Southwest Water Company "A Service Company"



                                                                  April 10, 1996

DEAR STOCKHOLDER:
[LOGO APPEARS HERE]


     You are invited to attend the Annual Meeting of Stockholders of Southwest Water Company, to be held on Tuesday, May 21, 1996, at 10:00 a.m. in Salon C-D of the San Gabriel Valley Marriott, located at 14635 Baldwin Park Towne Center, Baldwin Park, California.

     At this year's meeting, you are asked to elect seven directors, to adopt a non-employee director stock option plan, and to ratify the appointment of the Company's independent auditors. The accompanying Notice of Meeting and Proxy Statement describe these proposals. We have also enclosed a copy of our 1995 Annual Report. We urge you to read this information carefully.

     Your Board of Directors unanimously believes that election of its nominees as directors, adoption of the stock option plan for non-employee directors and ratification of its appointment of independent auditors for the year 1996 are in the best interests of Southwest Water and its stockholders, and accordingly recommends a vote FOR Items 1, 2 and 3 on the enclosed proxy card.

     In addition to the formal business to be transacted at the meeting, management will make a presentation on developments during the past year, and we will provide an opportunity for comments and questions of general interest to stockholders. Your Board of Directors and management look forward to greeting all stockholders able to attend the meeting.

     It is important that your shares be represented and voted at the meeting, regardless of the number of shares you own and whether or not you plan to attend. ACCORDINGLY, PLEASE SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE.

     Your interest and participation in the affairs of the Company are appreciated.


                                    Sincerely,


                                    /s/ Anton C. Garnier
                                    ANTON C. GARNIER
                                    President and Chief Executive Officer


       225 North Barranca Avenue, Suite 200, West Covina, CA 91791-1605
               Phone: (818) 915-1551, Facsimile: (818) 915-1558

                            SOUTHWEST WATER COMPANY
          [LOGO APPEARS HERE]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 MAY 21, 1996

To the Stockholders of Southwest Water Company:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SOUTHWEST WATER COMPANY, a Delaware corporation (the "Company"), will be held at the San Gabriel Valley Marriott, 14635 Baldwin Park Towne Center, Baldwin Park, California, on Tuesday, May 21, 1996, at 10:00 a.m. local time, for the following purposes:

   1. To elect seven directors to serve until the next Annual Meeting of Stockholders or until their successors are duly elected and qualified;

   2.   To approve adoption of a Stock Option Plan for Non-Employee Directors;

   3. To consider and act upon ratification of the Board of Directors' appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1996; and

   4. To transact such other business as may properly come before the meeting or any adjournments thereof.

     In accordance with the bylaws of the Company, only stockholders of record at the close of business on March 29, 1996, shall be entitled to vote at this meeting or any adjournment thereof.

     A copy of the Company's Proxy Statement and Annual Report to Stockholders accompanies this notice.

                              By order of the Board of Directors



                              PETER J.  MOERBEEK
                              Secretary
West Covina, California
April 10, 1996

                              IMPORTANT

PLEASE MARK, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY CARD SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES AND TO ASSURE THE PRESENCE OF A QUORUM AT THE MEETING. THE PROMPT RETURN OF YOUR SIGNED PROXY, REGARDLESS OF THE NUMBER OF SHARES THAT YOU HOLD, WILL AID THE COMPANY IN REDUCING THE EXPENSE OF ADDITIONAL PROXY SOLICITATION. THE GIVING OF A PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IN THE EVENT THAT YOU ATTEND THE MEETING.

                            SOUTHWEST WATER COMPANY
         [LOGO APPEARS HERE]
                     225 NORTH BARRANCA AVENUE, SUITE 200
                       WEST COVINA, CALIFORNIA 91791-1605
                              ____________________

                                PROXY STATEMENT
                                 MAY 21, 1996
                                  __________

                     SOLICITATION AND REVOCATION OF PROXY

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Southwest Water Company (the "Company") for use at the Annual Meeting of Stockholders to be held May 21, 1996, or at any adjournments thereof.

     It is expected that the Notice, Proxy Statement and Proxy will be mailed to stockholders of the Company on or about April 10, 1996. Only stockholders of record at the close of business on March 29, 1996 (the "Record Date"), will be entitled to vote at the Annual Meeting of Stockholders (the "Meeting"). On March 29, 1996 there were 2,583,254 shares of the Company's Common stock and 10,341 shares of the Company's Series "A" Preferred stock outstanding, respectively. Each share of Common stock is entitled to one vote, equal to 2,583,254 votes, and each share of Preferred stock is entitled to five votes, equal to 51,705 votes, for a combined 2,634,959 total number of votes at the Meeting. The Company's Restated Certificate of Incorporation does not provide for cumulative voting; therefore, a simple plurality of the votes cast will elect all of the directors and will be sufficient to approve the non-employee director stock option plan and ratify the appointment of the independent auditors.

     Each valid Proxy will be voted at the Meeting, and such vote will be cast in accordance with the stockholders' directions specified on their Proxies. If no specification is made, the shares represented by Proxies will be voted FOR the election as directors of the Company of those persons designated as management nominees, FOR adoption of a stock option plan for non-employee directors and FOR ratification of the appointment of the Company's independent auditors for 1996. Any stockholder of the Company may revoke a Proxy at any time prior to its use by filing with the Company, at the address indicated herein, a written notice of revocation or a duly executed Proxy bearing a later date, or by voting in person at the Meeting.

     The form of Proxy which accompanies this Proxy Statement is solicited by the Board of Directors of the Company, and all expenses incident to the preparation and mailing, or otherwise making available to the stockholders of the Company, of the Notice of Annual Meeting of Stockholders, Proxies and this Proxy Statement, will be borne by the Company. In addition, Proxies may be solicited by officers, directors and employees of the Company, personally or by telephone. The Company is a Delaware corporation with its principal executive offices located at 225 North Barranca Avenue, Suite 200, West Covina, California 91791-1605, Telephone: (818) 915-1551, Facsimile: (818) 915-1558.

PROPOSAL 1:  ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation and Bylaws provide for a Board of Directors consisting of seven members. It is intended that the persons named in the Proxy will, unless otherwise instructed, vote for the election of the seven nominees identified below to serve as directors until the next Annual Meeting of Stockholders. If any nominee, for any reason currently unknown, cannot be a candidate for election, the shares represented by valid Proxies will be voted in favor of the remaining nominees and may be voted for the election of a substitute nominee recommended by the Board of Directors. Directors are elected by plurality vote. Abstentions and broker non-votes will not have the effect of votes in opposition to a director.

     With the exception of Mr. Christie, each of the nominees was elected to his current term of office at the last Annual Meeting of Stockholders. Mr. Christie was appointed a director in June 1995.

INFORMATION REGARDING THE BOARD OF DIRECTORS

     The following information with respect to each nominee's principal occupation or employment and each nominee's affiliations and business experience during the past five years has been furnished to the Company by each of the respective nominees:

H. FREDERICK CHRISTIE, 62, is a consultant. He retired in 1990 as president and chief executive officer of the Mission Companies, a subsidiary of SCEcorp (now Edison International), which oversaw SCEcorp's non-utility businesses. From 1984 to 1987, he served as president of Southern California Edison Company, a subsidiary of SCEcorp. Mr. Christie is a director of Great Western Financial Corporation, Great Western Bank, Ultramar Corp., AECOM Technology Corporation, IHOP Corp., Ducommun Incorporated, Capital Income Builder, Inc., Small Cap World Fund, Capital World Growth and Income Fund and American Mutual Fund. He is a Trustee of American Variable Insurance and New Economy Fund and a Director or Trustee of 13 fixed income funds of the Capital Research and Management Company. He is a member of the Board of Trustees of Occidental College, President of the Board of Trustees of the Natural History Museum of Los Angeles County, and a member of the Board of Councilors for the School of Public Administration at the University of Southern California. Mr. Christie was appointed a director in June 1995.

MICHAEL J. FASMAN, 86, is an attorney and a partner of the law firm, Allen and Fasman. Mr. Fasman was first elected a director in 1975.

ANTON C. GARNIER, 55, has been president and chief executive officer of the Company since 1968. Mr. Garnier was first elected a director in 1968.

MONROE HARRIS, 74, is a consultant and retired executive vice president and director of Johns-Manville Corporation. Mr. Harris was first elected a director in 1963. He resigned from the Board in 1965 when he moved to New York. Mr. Harris was reelected a director in 1987.

DONOVAN D. HUENNEKENS, 59, is a partner of Huennekens, Quinn & Talcott (a real estate development company). He is also a director of Bixby Ranch Company, a trustee of the Mead Foundation and a member of the board of Mead Housing, Inc. Mr. Huennekens was first elected a director in 1969.

RICHARD KELTON, 66, is president of Bollenbacher & Kelton, Inc., a commercial and residential developer. Mr. Kelton was first elected a director in 1969.

RICHARD G. NEWMAN, 61, is chairman, president and chief executive officer and a director of AECOM Technology Corporation, the parent of several subsidiaries that provide architectural, engineering, construction, operations and maintenance services on an international basis. Mr. Newman also serves on the board of 13 mutual funds managed by the Capital Research and Management Company. Mr. Newman was first elected a director in 1991.

     There are no family relationships between any director and any executive officer of the Company. None of the entities by whom the foregoing directors are employed are related to the Company. No director is a director of any other corporation subject to Sections 12 or 15(d) of the Securities Exchange Act of 1934 or registered as an investment company under the Investment Company Act of 1940. No director or executive officer of the Company has been, during the last five years, involved in a legal proceeding of the type which would be required to be disclosed herein by the Securities Exchange Act of 1934. There are no arrangements or understandings between any director and any other persons pursuant to which any director was or is to be selected as a director or nominee of the Company or of any other company.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company's Board of Directors has five committees: Audit, Compensation, Investment/Acquisition, Nominating and Director Stock Option. The principal responsibilities of these committees and the members of each committee during 1995 are described below.

     The Audit Committee was chaired by Mr. Kelton and also included Messrs. Fasman, Harris, Huennekens and Newman. Mr. Christie was appointed to serve on the Audit Committee in December 1995. During 1995, the Audit Committee held two meetings. Among its responsibilities, the Audit Committee recommends to the Board the appointment of the Company's independent auditors for the ensuing year, reviews with the independent auditors and management the scope and results of the auditing engagement (as well as management's internal auditing program) reviews the adequacy of the Company's internal control procedures and reviews the independence of the auditors.

     The Compensation Committee was chaired by Mr. Harris and also included Messrs. Fasman, Huennekens, Kelton and Newman. Mr. Christie was appointed to serve on the Compensation Committee in December 1995. During 1995, the Compensation Committee held two meetings. Among its responsibilities, the Compensation Committee determines Mr. Garnier's compensation program, reviews and approves management's recommendations as to other executive salaries, approves the yearly salary administration program for non-executive Company employees, and reviews and approves changes to the Company's employee benefit programs. There are no Compensation Committee interlocks.

     The Investment/Acquisition Committee was chaired by Mr. Huennekens and also included Messrs. Fasman, Garnier, Harris, Kelton and Newman. During 1995, the Investment/Acquisition Committee held one meeting. Among its responsibilities, the Investment/Acquisition Committee sets overall investment policy with respect to the Company's short-term funds, provides guidance in the selection of the Company's banking relationships and analyzes the effects of external economic conditions on the Company's investment policy. The Committee also provides direction in the areas of long-term planning, consideration of diversification alternatives, new business developments, and acquisitions and mergers.

     The Nominating Committee was chaired by Mr. Newman and also included Messrs. Fasman, Harris, Huennekens and Kelton. During 1995, the Nominating Committee held one meeting. The functions of the Nominating Committee include establishing criteria for the selection of nominees for election as directors, reviewing the qualifications of and maintaining information concerning potential nominees, making recommendations to the Board of Directors with respect to nominees for election as directors at the Annual Meeting of Stockholders and as vacancies occur on the Board between annual meetings, reviewing on a long-term basis the size and composition of the Board and investigating and making recommendations to the Board of Directors with respect to amendments to the Company's Bylaws. The Nominating Committee will consider recommendations for director nominees proposed by stockholders. Please submit any recommendations in writing to Mr. Newman at the Company's principal executive offices.

     The Director Stock Option Committee was chaired by Mr. Fasman and also included Mr. Harris until their resignations from the Committee, effective
March 28, 1995.   Beginning March 29, 1995, the Committee was chaired by Mr.
Huennekens and included Mr. Kelton. During 1995, the Director Stock Option committee held three meetings. The Director Stock Option Committee was formed in 1991 to administer the Company's Stock Option and Restricted Stock Plan (the "Option Plan"). Messrs. Huennekens and Kelton are qualified to serve on this committee according to the rules issued pursuant to the Securities Exchange Act of 1934.

DIRECTORS' COMPENSATION

     Directors who are not officers of the Company are currently paid an annual retainer of $12,000 for service on the Board plus a fee of $750 for attendance at each Board meeting, Committee meeting or long-range planning meeting, except that Committee or long-range planning meetings receive a fee of $500 if they are held on the same day as a Board meeting. Directors who are officers of the Company are not paid any fees or additional remuneration for service as members of the Board or any Board Committee. Information as to additional directors' compensation is set forth under the heading "Other Compensation" on page 13 and under the heading "Proposal 2: Adoption of a Stock Option Plan for Non-Employee Directors" on page 15.

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS

     During 1995, the Board of Directors held six Board meetings, one planning meeting and nine Committee meetings. All directors attended at least 94% of the combined meetings of the Board and the Committees of the Board on which they served.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934, AS
AMENDED.

     Federal securities laws require the Company's directors and officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission and the Nasdaq Stock Market initial reports of ownership and reports of changes in ownership of any securities of the Company.

     To the Company's knowledge, based on a review of the copies of reports furnished to the Company and written representations by officers and directors of the Company, all of the Company's officers, directors and greater-than-ten-percent beneficial owners made timely filings, except that Mr. Harris filed one report late.

BENEFICIAL OWNERSHIP OF THE COMPANY'S SECURITIES

BY MANAGEMENT

     The following table sets forth, as of the Record Date, the number of shares of each class of equity securities of the Company beneficially owned by each director of the Company, the chief executive officer of the Company, the four other most highly compensated executive officers of the Company and its subsidiaries, and by all directors and officers as a group. In each case where the number of shares of a class of securities exceeds 1% of the securities of that class outstanding on the Record Date, the percentage of ownership of that class is stated. All securities are Common stock, and except as otherwise indicated, each individual named has sole investment and voting power with respect to the securities shown.

                                             NUMBER OF           EXERCISABLE         TOTAL NUMBER
NAME OF                                        SHARES                OPTIONS        OF SHARES AND
BENEFICIAL OWNER AND                      BENEFICIALLY          BENEFICIALLY   EXERCISABLE OPTIONS    PERCENTAGE
CAPACITY WITH COMPANY                            OWNED             OWNED (A)    BENEFICIALLY OWNED      OF CLASS
- ------------------------------------------------------------------------------------------------------------------
H. Frederick Christie, Director                  4,200                     -                 4,200             *

Michael J. Fasman, Director                      4,263  (b)            2,878                 7,141             *

Monroe Harris, Director                         16,328  (c)            2,878                19,206             *

Donovan D. Huennekens, Director                  8,341                 2,878                11,219             *

Richard Kelton, Director                        25,918  (d)            2,878                28,796          1.1%

Richard G. Newman, Director                      7,350  (e)            1,691                 9,041             *

Anton C. Garnier, Director, President           89,750  (f)           34,436               124,186          4.7%
and Chief Executive Officer

Peter J. Moerbeek, Vice President                2,625                     -                 2,625             *
Finance, CFO and Secretary

James E. Furman, President                         992                11,106                12,098             *
ECO Resources, Inc.

Michael O. Quinn, Chief Operating                5,244                10,582                15,826             *
Officer Suburban Water Systems

Robert L. Swartwout, President                     315                 2,730                 3,045             *
New Mexico Utilities, Inc.

All Directors and Officers as a Group          165,326                72,057               237,383          8.9%
(11 persons)

__________________________________
 * Indicates less than 1% of class of stock.
(a) Includes options which become exercisable within 60 days after the Record Date.
(b) Excludes 10,126 shares of common stock held of record by Mr. Fasman's wife, as trustee. Also excludes 29,114 shares of common stock and 147 shares of Series "A" preferred stock held of record by Mr. Fasman as a co-trustee of two trusts in which Mr. Fasman has no beneficial interest. Mr. Fasman disclaims beneficial ownership of all such shares.
(c) Includes 12,023 shares held by Mr. Harris and his wife as co-trustees of a family trust and 840 shares held by Mr. Harris' wife.
(d) All of the 25,918 shares are held by Mr. Kelton as trustee of an irrevocable trust for his benefit. Mr. Kelton is sole trustee of such trust, and has sole voting power and investment power with respect to the shares.
(e) All of the 7,350 shares are held by Mr. and Mrs. Newman as trustees of a revocable trust for their benefit. Mr. Newman is a trustee of such trust, and has shared voting and investment power with respect to such shares.
(f) Included in the table are 44,282 shares owned by Mr. and Mrs. Garnier as trustees of a revocable trust for their benefit. Mr. Garnier is a trustee of such trust and has shared voting and investment power with respect to the shares. Also included in the table are 33,849 shares representing Mr. Garnier's proportionate interests in two corporations for which Mr. Garnier is president and a director. Mr. Garnier has shared voting and investment power with respect to these two corporations, which own a total of 162,134 shares of Southwest Water Company common stock. Other than his proportionate interests above, Mr. Garnier disclaims beneficial ownership of these shares.

BY OTHERS

     The following table identifies each of the persons known to the Company to own of record and beneficially (as determined pursuant to the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder), as of the Record Date, more than 5% of any class or series of the Company's outstanding voting securities, the number of shares of each class or series so owned, and the percentage of each class or series owned:

                                   NAME AND ADDRESS OF           NUMBER OF SHARES       PERCENTAGE
      CLASS OF STOCK                BENEFICIAL OWNER            BENEFICIALLY OWNED       OF CLASS *
- -----------------------    --------------------------------- -----------------------  ------------
   Series "A" Preferred      Lincoln National Life Ins. Co           3,607                35%
                             C/O Banker's Trust
                             P.O. Box 704, Church Street
                             Station, New York, NY 10008

     To the knowledge of the Company's management, there are no other beneficial owners of more than 5% of any class of voting securities of the Company. The Company's management knows of no arrangements that may hereinafter result in a change in control of the Company. Neither the foregoing beneficial owner, nor any director, officer or affiliate, nor any of their respective associates is a party to any legal proceeding adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.


                   COMPARISON OF THE CUMULATIVE TOTAL RETURN
          ON THE COMPANY'S COMMON STOCK TO CERTAIN INDUSTRY STANDARDS

     The following graph compares the cumulative total return to holders of the common stock of the Company during the most recent five fiscal years versus the average return to investors during the same period achieved by 14 publicly held water utilities listed in the Edward Jones Water Utility Index and the Standard and Poor's Index of 500 Companies.


                       [COMPARISON GRAPH APPEARS HERE]

               COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
        AMONG SOUTHWEST WATER COMPANY, UTILITY INDEX AND S&P 500 INDEX


Measurement Period             SOUTHWEST       UTILITY     S&P 500
(Fiscal Year Covered)        WATER COMPANY     INDEX       INDEX
- -------------------          -------------     -------     -------
Measurement Pt- 1990          $100.00          $100.00     $100.00
FYE   1991                    $ 93.74          $142.79     $130.34
FYE   1992                    $114.56          $158.13     $140.25
FYE   1993                    $ 74.29          $180.17     $154.32
FYE   1994                    $ 67.63          $167.84     $156.42
FYE   1995                    $ 84.10          $211.16     $214.99

*Total return assumes reinvestment of dividends and is based on a $100 investment on December 31, 1990.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     This report was prepared by the members of the Compensation Committee (the Committee) of the Board of Directors, which consists of independent directors who are not employees of the Company or any of its subsidiaries. The Committee designs and administers the Company's executive compensation programs and has responsibility for all compensation and benefit matters of the Company's executive officers. In 1995, the Committee members included all outside directors.

Executive Officer Compensation Philosophy

     The compensation philosophy for executive officers is to ensure that compensation be directly linked to continuous improvements in the Company's financial performance and increases in stockholder value. To implement the philosophy, the Committee is guided by the following objectives: (1) enable the Company to attract and retain highly qualified executives, (2) focus executives efforts on the fulfillment of Company annual and long-term business objectives and strategies, and (3) ensure that a portion of executive compensation is variable, tied to specific performance measures. The Committee has used various outside consultants in designing the current executive compensation plan.

Executive Compensation

     In determining the base salary levels of executives, including the Chief Executive Officer, the Committee considers individual performance, the performance of the operations directed by the executive, and the competitive salary levels of executives in companies of similar size and complexity. Competitive salary information, obtained primarily through published compensation surveys, is used to determine the reasonableness of total compensation, which includes base salary and incentive compensation. For executives other than the Chief Executive Officer, the Committee also considers the recommendations of the Chief Executive Officer.

     The Committee reviewed Mr. Garnier's performance based on the Company's 1994 financial results in terms of earnings per share and new business development and also evaluated his overall ability to manage and lead the Company. The Committee determined that Mr. Garnier's emphasis for 1995 should be on achieving the financial performance goals required by the incentive compensation program; therefore, the Committee determined that Mr. Garnier's base salary would not be increased in 1995.

Annual Incentive Compensation

     The Committee believes that the Company's short-term objectives are enhanced with annual performance-based incentive compensation for its executives. Annual incentive awards are based on the attainment of certain financial objectives for the Company and on an executive's achievement of goals in his or her area of functional responsibility. Executive performance objectives include both quantitative and qualitative criteria. As an executive's level of responsibility increases, a greater portion of potential total cash compensation is at risk in the form of annual performance-based incentives.

     Financial goals and performance-based measures are established by the Committee at the beginning of each year. Awards are made at the end of the year based on actual performance. Each year the Committee establishes a performance threshold, and no awards are made if the performance threshold is not attained. For 1995, the performance threshold established by the Committee was a 30% growth in earnings per share. The actual results for the year exceeded the threshold set by the Committee, and incentive compensation awards were approved for the Company's executives.

     Mr. Garnier's incentive compensation award for 1995 is based on the performance of the Company as a whole and Mr. Garnier's performance with respect to qualitative and quantitative objectives approved by the Committee. The Committee reviewed the improvements in revenues, net income and earnings per share and also evaluated Mr. Garnier's progress in attaining qualitative objectives in such areas as investor relations, strategic planning for the Company's long-term future, financial forecasting, and employee involvement and communications.

     The Committee does not use specific weighting factors with respect to qualitative and quantitative performance measures. The Committee gave equal consideration to the Company's financial performance and Mr. Garnier's achievement of his qualitative objectives. However, in determining Mr. Garnier's award for 1995, the Committee gave particular emphasis to the Company's operating results.

Long-term Incentive Compensation

     The primary purpose of long-term incentives is to offer executives and managers an incentive to cause the Company to achieve superior financial performance, thereby helping to assure superior financial results for its shareholders. Currently the primary form of long-term incentive compensation is the awarding of non-qualified stock options. The Committee recommends to the Director Stock Option Committee approval of stock options for all executives and managers, including the five current executives named in the Summary Compensation Table.

     In determining the number of stock options recommended, the Committee considers a number of factors including the executive's pay level, responsibilities in the organization, and ability to significantly improve future financial results. In addition, the Committee compares the Company's option grant levels with similar industry practices. In 1995 all of the Committee's recommendations were approved by the Director Stock Option Committee.


Compensation Committee

Monroe Harris (Chairman)      Michael J. Fasman          Richard Kelton
H. Frederick Christie         Donovan D. Huennekens      Richard G. Newman

February 8, 1996

  COMPENSATION OF CERTAIN EXECUTIVE OFFICERS

     The following table sets forth certain information as to the compensation paid during the last three fiscal years of the Company to the chief executive officer of the Company and to the four other most highly compensated executive officers of the Company and its subsidiaries:


                        SUMMARY COMPENSATION TABLE

                                                       Annual Compensation                 Long Term Compensation
                                               -------------------------------------------------------------------------

                                                                            Other
                                                                            Annual      Restricted                      All Other
                Name and                                                   Compen-         Stock            Stock        Compen-
                Principal                        Salary         Bonus        sation        Awards          Options        sation
                Position              Year      ($) (1)          ($)        ($) (2)        ($) (3)         (#) (4)       ($) (5)
    -------------------------------------------------------------------------------------------------------------------------------
    ANTON C. GARNIER,                   1995       205,453       50,000         3,712               -           8,043             -
      Chief Executive Officer and       1994       201,226            -         5,149               -           8,043             -
      President                         1993       191,630            -         2,559               -               -             -

    PETER J.  MOERBEEK,                 1995       156,000       10,000           258               -          12,600             -
      Vice President Finance and           -             -            -             -               -               -             -
      Chief Financial Officer              -             -            -             -               -               -             -

    JAMES E. FURMAN,                    1995       149,325       27,948         1,566               -           4,510         2,987
      President,                        1994       144,394            -         1,481               -           4,510         2,867
      ECO Resources, Inc.               1993       141,417            -         1,344               -               -         1,900

    MICHAEL O. QUINN,                   1995       141,220       17,105           564               -           2,237             -
      Chief Operating Officer,          1994       130,184        6,900         2,331               -           2,237             -
      Suburban Water Systems            1993       126,322            -           391               -               -             -

    ROBERT L. SWARTWOUT,                1995        92,904       20,000           549               -           1,575             -
      President,                        1994        91,312        9,720           498               -           1,575             -
      New Mexico Utilities, Inc.        1993        90,752        8,586           454               -               -             -

     (1) Salary shown for Mr. Moerbeek, who joined the Company in August 1995, is annualized based upon a full year of employment.
     (2) Other amounts consist of expenses paid to or for the benefit of the named officers.
     (3) At December 31, 1995, the following summarizes cumulative holdings of restricted stock which have been adjusted for a 5% stock dividend on January 2, 1996:

                                                                        Value at $9.625
                  Name                                  Shares (#)        per share ($)
       ----------------------------------------------------------------------------------
          ANTON C. GARNIER (granted in 1988 and 1989)       11,619              111,833

          MICHAEL O. QUINN (granted in 1988 and 1989)        3,867               37,220

          Restricted stock awards vest 10 years after grant. Should an employee terminate prior to the vesting of the restricted stock, the stock is subject to repurchase. Dividends on the restricted stock are paid without restrictions.
     (4)  Options adjusted to reflect 5% stock dividend on January 2, 1996.
     (5)  Represents ECO's contributions to executive's account in a 401(k)
          Plan.

  EXECUTIVE SEVERANCE COMPENSATION AGREEMENTS

     Pursuant to severance compensation agreements entered into on February 21, 1995, between the Company and Messrs. Garnier, Furman, Quinn and Swartwout and a severance compensation agreement entered into on August 7, 1995 with Mr. Moerbeek, the Company has agreed to provide severance benefits and payments to such individuals based on 1-1/2 times the average 5-year compensation of such individuals and payable to an executive if one of the following conditions is met as to such executive: (1) termination of the executive's employment by his employer prior to the second anniversary of a change in control other than by retirement or for death, disability or cause; or (2) termination of executive's employment by the executive within two years after a change in control for "good reason" (including assignment of executive to duties inconsistent with executive's position, duties, responsibilities and status prior to the change in control, or alternatively, a reduction of salary, a significant reduction in benefits, an elimination of stock plans or a relocation of employment greater than 50 miles), without written consent by executive. Under these agreements, cash severance payments are based upon base salary, auto benefits, bonuses and certain life insurance premium amounts paid by the employer and are payable within five days after termination of employment. Cash severance amounts, assuming termination meeting the requirements for a severance payment as of December 31, 1995 are as follows: Mr. Garnier - $317,855; Mr. Moerbeek - $249,663; Mr. Furman - $237,439; Mr. Quinn - $199,576; and Mr. Swartwout -
$154,836. In addition to the cash payment, each executive is entitled to certain health insurance benefits with a value of approximately $10,320 and outplacement services with a maximum benefit of $4,000. For purposes of the severance compensation agreements, a "change in control" is generally defined as a change in the person or persons owning, directly or indirectly, sufficient voting stock to elect the Board of Directors for the entity which employs an executive. These severance compensation agreements are in addition to the plans described under the heading "Retirement Benefits."

     Pursuant to an agreement entered into in 1992 between Mr. Swartwout and New Mexico Utilities, Inc. ("NMU"), upon a disposition of substantially all assets of NMU, Mr. Swartwout is, if he continues his employment with NMU through completion of the transaction, entitled to a severance payment of 1% of the gross disposition price if in excess of $6,000,000, or 3% of the gross disposition price if in excess of $11,000,000. Upon such a disposition, Mr. Swartwout would receive a cash payment equal to the greater of (1) the cash severance payment determined pursuant to his severance compensation agreement or
(2) the amount determined under the NMU agreement based upon the gross disposition price of the NMU assets.

OPTIONS GRANTED TO CERTAIN EXECUTIVE OFFICERS

     Stock options were granted during the Company's most recent fiscal year to the chief executive officer and other highly compensated officers of the Company and its subsidiaries as shown below:

                         STOCK OPTIONS GRANTED IN 1995

                                                                                                  Potential Realizable
                                                                                                    Value at Assumed
                                                                                                  Annual Rates of Stock
                                                                                                  Price Appreciation for
                                              Individual Grants                                   Ten-Year Grant Term
                           -------------------------------------------------------------------------------------------------------
                                             % of Total
                                                 Options      Exercise
                                               Granted to        or                        At 0%        At 5%         At 10%
                                                Employees       Base                       Annual       Annual        Annual
                               Options              in          Price     Expiration       Growth       Growth        Growth
          Name                 (#) (1)         Fiscal Year   ($/sh.) (2)    Date          Rate ($)     Rate ($)      Rate ($)
- -----------------------------------------------------------------------------------------------------------------------------------
   Anton C. Garnier                  8,043        28%          8.57          2005             0          43,271          109,787

   Peter J.  Moerbeek               12,600        43%          8.33          2005             0          65,898          167,202

   James E. Furman                   4,510        16%          8.57          2005             0          24,264           61,562

   Michael O. Quinn                  2,237         8%          8.57          2005             0          12,035           30,535

   Robert L. Swartwout               1,575         5%          8.57          2005             0           8,474           21,499
- -----------------------------------------------------------------------------------------------------------------------------------
   All Stockholders (3)                N/A        N/A           N/A           N/A             0      15,598,013       39,503,803

   All Optionees (4)                32,115       100%          8.43          2005             0         170,210          431,626

   Optionee Gain
   as % of Total                       N/A        N/A           N/A           N/A           N/A            1.1%             1.1%
   Stockholders' Gain
- -----------------------------------------------------------------------------------------------------------------------------------

(1) Options vest 20% per year until fully vested. All options adjusted to reflect a 5% stock dividend on January 2, 1996.
(2)  All exercise prices represent fair market value on the date of grant.
(3) Based on total number of shares outstanding at December 31, 1995, adjusted for a stock dividend on January 2, 1996.
(4) Includes 3,150 options granted to non-employee directors, set forth on page 14.

EXERCISE OF OPTIONS BY CERTAIN EXECUTIVE OFFICERS

     The following table sets forth certain information as to exercised and unexercised stock options, value realized and value of unexercised options during the Company's most recent fiscal year by the chief executive officer of the Company and other highly compensated officers of the Company and its subsidiaries:


                   OPTION EXERCISES AND YEAR-END VALUE TABLE

                                                              Number of                               Value of Unexercised In-the-
                                     Shares        Value      Unexercised Options                     Money Options at Fiscal Year-
                                   Acquired on    Realized    at Fiscal Year-End                                End (1)
     Name                          Exercise (#)     ($)       Exercisable/ Unexercisable (#)          Exercisable/Unexercisable ($)

- ------------------------------------------------------------------------------------------------------------------------------------
     Anton C. Garnier                  -             -              28,699  /        16,997                 539  /           10,641

     Peter J. Moerbeek                 -             -                   -  /        12,600                   -  /           16,317

     James E. Furman                   -             -               7,202  /        12,318                 302  /            5,967

     Michael O. Quinn                  -             -               9,183  /         4,531                 150  /            2,960

     Robert L. Swartwout               -             -               1,890  /         3,885                 106  /            2,084

       (1) Difference between fair market value at fiscal year end of $9.625 and option exercise price.

RETIREMENT BENEFITS

     The Company is a party to a Noncontributory Defined Benefit Pension Plan (the "Pension Plan"), established on December 31, 1957, which provides retirement benefits and certain death benefits. All regular full-time and part-time employees of the parent Company, Suburban Water Systems ("Suburban"), and NMU who meet all eligibility requirements, including the completion of one year of service, are eligible to participate in the Pension Plan.

     Four executive officers of the Company and its participating subsidiaries are covered under the terms of the Pension Plan. The Company and its participating subsidiaries pay the entire cost of administering the Pension Plan. No non-employee director is included in the Pension Plan. All of the trustees and administrators of the Pension Plan are currently officers or employees of the participating companies. Payments to the Pension Plan by the Company are computed on an actuarial basis to provide fixed benefits to employees in the event of retirement at specified ages.

     The following table indicates the approximate annual benefits which would be received by participants in the Pension Plan, based upon the assumptions indicated.

                                               ESTIMATED ANNUAL BENEFIT FOR YEARS OF SERVICE INDICATED
     5-YEAR AVERAGE               --------------------------------------------------------------------------------
   ANNUAL COMPENSATION                   15 YEARS         20 YEARS        25 YEARS       30 YEARS         35 YEARS
- ------------------------          --------------------------------------------------------------------------------
               $  80,000                $  23,300        $  31,000       $  38,800      $  46,500        $  54,300
                 120,000                   35,300           47,000          58,800         70,500           82,300
                 160,000                   47,300           63,000          78,800         94,500          110,300
                 200,000                   59,300           79,000          98,800        118,500          138,300
                 240,000                   71,300           95,000         118,800        142,500          166,300




     The actual maximum amount of compensation that may be recognized for Pension Plan purposes according to the Internal Revenue Code (the "Code") is currently $150,000. The maximum annual defined benefit in 1995 allowable under the Code was $120,000. These limits are subject to annual cost of living adjustments.

     The compensation on which benefits under the Pension Plan are based is limited to salary paid by the Company and certain subsidiaries and excludes bonuses and other forms of compensation. The amounts used in making the calculations under the Pension Plan for 1995 are based on July 1, 1995 base compensation as follows: Anton C. Garnier - $198,032; Michael O. Quinn - $136,200; and Robert L. Swartwout - $96,928. At December 31, 1995, years of credited service of each of such individuals are 25, 16, and 2 years, respectively. Mr. Moerbeek joined the Company in August 1995 and will be eligible to participate in the Pension Plan upon completion of a twelve-month period of service. Benefits under the Pension Plan are not subject to offset for amounts received from Social Security or other sources.

     In 1988, the Company established the Profit-Sharing 401(k) Plan for Southwest Water Company's Related Companies ("Profit-Sharing Plan") covering employees of ECO Resources, Inc. ("ECO"). Participants may elect to contribute up to 15% of their salary to the Profit-Sharing Plan. The Company matches a participant's contribution for an amount up to 50% of the first 4% of a participant's salary. Company contributions vest immediately. Company contributions to the Profit-Sharing Plan were $103,525 in 1995. Mr. Furman is a member of the Profit-Sharing Plan, and the Company made $2,987 in contributions to the Profit-Sharing Plan during 1995 for Mr. Furman. No other officer of the Company is eligible to participate in the Profit-Sharing Plan. ECO pays the cost of administering the Profit-Sharing Plan.

     On January 1, 1994, the Company established a 401(k) plan (the "Utility 401(k) Plan") covering the employees of the Company, Suburban and NMU. Participants may elect to contribute up to 15% of their salary. The Utility 401(k) Plan does not provide for Company contributions. All named executive officers, other than Mr. Furman, are eligible to participate in the Utility 401(k) Plan. The parent Company, Suburban and NMU pay the cost of administering the Utility 401(k) Plan.

OTHER COMPENSATION

     Information as to compensation paid to directors is included under the caption "Information Regarding the Board of Directors" under the heading "Directors' Compensation." Information concerning stock options and restricted stock issued to officers of the Company is set forth under the headings "Compensation of Certain Executive Officers," "Options Granted to Certain Executive Officers" and "Exercise of Options by Certain Executive Officers." Information concerning options issued to non-employee directors of the Company is set forth on page 14.

     In 1988, the stockholders approved a stock option and restricted stock plan (the "Option Plan"), which was amended in 1989 to provide for the grant of stock appreciation rights. All officers and certain directors of the Company are eligible to receive options under the Option Plan. In 1993, the stockholders approved another amendment to the Option Plan, which provided for an increase in the number of shares reserved for issuance thereunder from 150,000 to 250,000 and an extension of the period during which options to purchase shares of the common stock of the Company may be granted under the Option Plan from February 17, 1998, to February 17, 2003. In addition, the Amendment eliminated any future issuances of restricted stock under the Option Plan. In December 1995, the Board of Directors approved a five percent stock dividend to stockholders of record on January 2, 1996, payable on January 20, 1996. This stock dividend increased the number of shares reserved for issuance by five percent, or an additional 12,500 shares, increasing the total number of shares reserved for issuance in the Option Plan to 262,500 shares.

     The following table sets forth summary information concerning the hypothetical value of option grants made in 1995 to all eligible non-employee directors under the Option Plan:

              NON-EMPLOYEE DIRECTOR STOCK OPTIONS GRANTED IN 1995

                                                                                  Potential Realizable
                                                                                    Value at Assumed
                                                                                  Annual Rates of Stock
                                                                                 Price Appreciation for
                                          Individual Grants                       Ten-Year Grant Term
                          --------------------------------------------------------------------------------------
                                              Exercise or
                                  Options      Base Price      Expiration
         Eligible Directors       (#) (1)      ($/sh.) (2)       Date             5% ($)         10% ($)
     -----------------------------------------------------------------------------------------------------------
         Michael J.  Fasman         1,260         8.10           2005              6,388         16,229

         Monroe Harris              1,260         8.10           2005              6,388         16,229

         Richard G. Newman            630         8.10           2005              3,194          8,114

 (1) Options vest 20% per year until fully vested. All options adjusted to reflect a 5% stock dividend on January 2, 1996.
 (2) All exercise prices represent fair market value on the date of grant.

     At December 31, 1995, there were a total of 138,576 options outstanding with a weighted average exercise price of $12.71 per share and no options had been exercised. At December 31, 1995, the Non-Executive Officer Director Group had 24,414 options outstanding with a weighted average exercise price of $14.72 per share.

     At December 31, 1995, 21,071 shares of restricted stock had been issued under the Option Plan, and 15,486 shares were outstanding. Of the restricted shares issued, 5,585 shares have been released from escrow. Only those persons specified in footnote 3 of the "Summary Compensation" table held any restricted stock under the Option Plan as of December 31, 1995. Additionally, the restrictions with respect to outstanding shares of restricted stock had not lapsed. Unearned compensation of $237,692 related to the issuance of 15,486 shares of restricted stock is being amortized over the vesting period. In 1995, $23,769 was recorded as compensation expense.

CERTAIN TRANSACTIONS

     Mr. Garnier is the beneficial owner of approximately 10% of the outstanding stock and is a director of California Michigan Land and Water Company ("California Michigan"). East Pasadena Water Company ("East Pasadena"), a water purveyor, is a wholly owned subsidiary of California Michigan. In 1995, East Pasadena participated in employee insurance coverage with the Company and certain of its subsidiaries. In 1995, East Pasadena paid to Suburban and the Company an aggregate of $36,599, representing its proportionate share of the cost of services involved.

     East Pasadena is also a party to the Noncontributory Defined Benefit Pension Plan, and makes contributions and pays administrative fees on the same
actuarial basis as payments by the Company.   The Pension Plan owns 363 shares
of California Michigan stock, or 17% of the common shares outstanding.

     In 1995, Suburban made a lease payment of $47,223 for the use of water rights owned by a Garnier family trust. Based upon information obtained by Suburban, the lease payments were at market rate.

     The foregoing transactions were reviewed and approved by the outside members of the Board of Directors of the Company. Mr. Garnier did not participate in the Board's consideration of these transactions.

    PROPOSAL 2: ADOPTION OF A STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS

    The Board of Directors proposes that the stockholders approve a Stock Option Plan for Non-Employee Directors (the "Director Option Plan") which provides for automatic grants of options to non-employee directors in set amounts and at set times, beginning with the date of the 1997 Annual Meeting of Stockholders. The Director Option Plan is designed to maintain the Company's ability to attract and retain the services of experienced and highly qualified outside directors and to increase the alignment of their interests with the interests of stockholders in the Company's continued success. The following summary description of the Director Option Plan is qualified in its entirety by reference to the full text of the Director Option Plan, which is attached to this Proxy Statement as Exhibit A.

    If approved by the Stockholders, the Director Option Plan shall provide for an annual automatic grant of an option to purchase 1,000 shares of the Company's Common stock to eligible non-employee directors of the Company (currently six directors), beginning with the 1997 Annual Meeting of Stockholders, and on the date of the Company's Annual Meeting of Stockholders in each subsequent year through 2006. A new Director shall be granted an initial option to purchase 1,000 shares of the Company's Common stock upon his or her appointment to the Board.

    The price per share of the Common Stock subject to each option granted under the Director Option Plan shall be 100% of the fair market value of such shares of Common Stock on the date the option is granted. The fair market value per share on December 31, 1995 was $9.625.

    No option may be exercised in whole or in part during the first year after the option is granted. Thereafter, the options become exercisable in equal annual installments of 50% of the shares covered by the option on the first and second anniversaries of the date of grant. Options shall expire ten years and one day from the date granted, unless the Director ceases to be a non-employee Director prior to such expiration date. If a Director terminates service on the Board through retirement (as determined by the Board) or disability, previously granted options shall become immediately exercisable and will expire six months from the date of termination. In the event of the death of a Director, previously granted options will become immediately exercisable and will expire
one year from the date of the Director's death.   In the event that a Director
is removed, the vested portion of the option shall expire three months from the date of termination. Options granted under the Director Option Plan may be exercised in whole or in part; provided, however, that the Company will not be required to issue fractional shares and partial exercises must be for at least one hundred (100) shares.

    The Director Option Plan reserves an aggregate of 50,000 shares of the Company's Common stock, subject to appropriate adjustments as provided in the Plan to reflect corporate restructurings. Shares subject to options which terminate unexercised would be available for future option grants. The options granted under the Director Option Plan shall be non-statutory options not intended to qualify under Section 422 of the Internal Revenue Code. Thus, the grant of options will not result in taxable income to the Director or a tax deduction for the Company. However, the exercise of an option by a Director normally will result in taxable income to the Director and a deduction for the Company, as determined by the Internal Revenue Code.

    The Director Option Plan will be administrated by the Board of Directors. The Board of Directors is authorized to adopt, amend and rescind rules relating to the administration of the Director Option Plan. The Company pays all costs of administering the Director Option Plan.

    The Board of Directors may provide for the termination of the Director Option Plan upon the dissolution or liquidation of the Company, the merger or consolidation of the Company with or into another corporation or the acquisition of the Company by another corporation or person. However, in such event, the Company's Board of Directors may accelerate the exercisability of outstanding options prior to such event even though the options have not yet become fully exercisable.

    The affirmative vote of a majority of the outstanding shares of the Company's voting stock present or represented at the Meeting is required to adopt the Stock Option Plan for Non-Employee Directors. Abstentions as to this Proposal 2 will be treated as votes against it. Broker non-votes, however, will be treated as unvoted for purposes of determining approval of Proposal 2 and will not be counted as votes for or against it. Properly executed, unrevoked Proxies will be voted FOR Proposal 2 unless a vote against Proposal 2 or abstention is specifically indicated in the Proxy. Adoption of Proposal 2 will require the affirmative vote of a majority of the shares voting on the proposal.

    YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ADOPTION OF THIS PROPOSAL.

             PROPOSAL 3:  RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors, upon recommendation of its Audit Committee, has appointed the accounting firm of KPMG Peat Marwick LLP to serve as independent auditors of the Company for 1996, and proposes the ratification of such decision. The firm has served as the Company's independent auditors since 1978, and is familiar with the business and operations of the Company and its subsidiaries.

     Representatives of KPMG Peat Marwick LLP are expected to be present at the Annual Meeting of Stockholders. They will have an opportunity to make a statement if they desire to do so and will be available to respond to questions.

     Adoption of Proposal 3 will require the affirmative vote of a majority of the shares voting on the proposal, and abstentions and broker non-votes will not have the effect of votes in opposition.

     YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF KPMG PEAT MARWICK LLP AS INDEPENDENT AUDITORS FOR THE YEAR 1996.


                 STOCKHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     The Company anticipates mailing its 1997 Proxy statement to all stockholders on or about April 10, 1997. Based on this estimated mailing date, stockholder proposals intended for inclusion in the Company's Proxy Statement for the Company's 1997 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 12, 1996, at the Company's address set forth on the first page of this Proxy Statement.


                                OTHER BUSINESS

     Your Board of Directors knows of no other business to be presented at the Annual Meeting, but if other matters do properly come before the Meeting, the persons named on the enclosed Proxy will have discretionary authority to vote all Proxies in accordance with their best judgment.


                                             PETER J. MOERBEEK
                                             Secretary

West Covina, California
April 10, 1996

                                  APPENDIX A

                               STOCK OPTION PLAN
                         FOR NON-EMPLOYEE DIRECTORS OF
                            SOUTHWEST WATER COMPANY

     Southwest Water Company, a corporation organized under the laws of the State of Delaware, hereby adopts this Stock Option Plan for Non-Employee Directors of Southwest Water Company ("Director Option Plan"). The purpose of this Director Option Plan is to enable the Company to obtain and retain the services of experienced Non-Employee Directors considered essential to the long range success of the Company, and to motivate them by providing an opportunity to become owners of Common Stock of the Company pursuant to the exercise of options granted under this Director Option Plan.


                                    ARTICLE

                                  Definitions

Section 1.1-General

     Whenever the following terms are used in this Director Option Plan they shall have the meaning specified below unless the context clearly indicates to the contrary.

Section 1.2-Board

     "Board" shall mean the Board of Directors of the Company as constituted from time to time.

Section 1.3-Code

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

Section 1.4-Common Stock

     "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company.

Section 1.5-Company

     "Company" shall mean Southwest Water Company, a Delaware corporation.

Section 1.6-Director

     "Director" shall mean a person who is a member of the Board as constituted at that time.

Section 1.7-Employee

     "Employee" shall mean any employee (as defined in accordance with the Regulations and Revenue Rulings then applicable under Section 3401(c) of the
Code) of the Company, or of any corporation which is then a Subsidiary or a Parent corporation, whether such employee is so employed at the time this Director Option Plan is adopted or becomes so employed subsequent to the adoption of this Director Option Plan.

Section 1.8-Non-Employee Director

     "Non-Employee Director" shall mean any Director who is not at the same time an Employee.

Section 1.9-Exchange Act

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

Section 1.10-Option

     "Option" shall mean a non-qualified stock option to purchase Common Stock of the Company granted under this Director Option Plan.

Section 1.11-Optionee

     "Optionee" shall mean a Non-Employee Director to whom an Option is granted under this Director Option Plan.

Section 1.12-Parent Corporation

     "Parent Corporation" shall have the meaning given in Section 424(e) of the Code.

Section 1.13-Director Option Plan

     "Director Option Plan" shall mean this Stock Option Plan for Non-Employee Directors of Southwest Water Company, as the same may be amended from time to time.

Section 1.14-Pronouns

     The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates.

Section 1.15-Rule 16b-3

     "Rule 16b-3" shall mean that certain Rule 16b-3 promulgated under the Exchange Act, as such rule may be amended from time to time.

Section 1.16-Secretary

     "Secretary" shall mean the Secretary of the Company.

Section 1.17-Securities Act

     "Securities Act" shall mean the Securities Act of 1933, as amended.

Section 1.18-Subsidiary

     "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Section 1.19-Termination as a Non-Employee Director

     "Termination as a Non-Employee Director" shall mean the time when the Optionee who is a Non-Employee Director ceases to be a member of the Board by reason of such Optionee's death, disability (within the meaning of Section 22(e)(3) of the Code) or in any other manner other than Removal as a Non-Employee Director.

Section 1.20-Removal as a Non-Employee Director

     "Removal as a Non-Employee Director" shall mean the time when the Optionee who is a Non-Employee Director is removed from the Board as provided in Section 141 of the Delaware General Corporation Law.

                                   ARTICLE 2

                    Shares Subject to Director Option Plan

Section 2.1-Shares Subject to Director Option Plan

     Subject to Section 4.6 (relating to adjustments in shares upon a
                -----------
Recapitalization, as defined therein), the shares of stock subject to Options shall be shares of Common Stock. The aggregate number of shares of Common Stock which may be issued upon exercise of Options shall not exceed 50,000.

Section 2.2-Unexercised Options

     If any Option expires or is canceled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be optioned hereunder, subject to the limitations of Section 2.1.
                                         -----------


                                   ARTICLE 3

                              Granting of Options

Section 3.1-Eligibility

     Subject to the provisions of Section 3.3, each person who is a Non-Employee
                                  -----------
Director shall be eligible to receive Options in accordance with Section 3.2.
                                                                 -----------

Section 3.2-Grant of Options to Non-Employee Directors

     Subject to Section 3.3 below, each person who is elected or re-elected as a
                -----------
Non-Employee Director at the 1997 Annual Meeting of Stockholders shall be granted automatically as of the date of such meeting an initial Option to purchase 1,000 shares of Common Stock. Each person who first becomes a Non-Employee Director after the 1997 Annual Meeting of Stockholders by election or appointment to the Board shall be granted automatically on the date of such person's election or appointment to the Board, an initial Option to purchase 1,000 shares of Common Stock. In addition, each person who is a Non-Employee Director immediately following the Annual Meeting of Stockholders shall be granted automatically on the date of the Company's Annual Meeting of Stockholders in (I) the year following the date upon which such Non-Employee Director is granted the initial Option under this Director Option Plan, as provided in the preceding two sentences, and (ii) each year thereafter, an Option to purchase an additional 1,000 shares of Common Stock.

Section 3.3-No Option Grants When Prohibited by Law or Policy

     No person shall be granted an Option under this Director Option Plan if at the time of such Option grant, as provided in Section 3.2 above, the grant of
                                              -----------
such Option to such person is prohibited by applicable law or the policies of the employer of such person or of any other company on whose board of directors such person is a member.


                                   ARTICLE 4

                                Terms Of Option

Section 4.1-Option Agreement

     Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized officer of the Company and which shall contain such terms and conditions as the Board shall determine, consistent with this Director Option Plan.

Section 4.2-Option Price

     (a) The price per share of the Common Stock subject to each Option shall be 100% of the fair market value of a share of Common Stock on the date such Option is granted.

     (b) For purposes of this Director Option Plan, the fair market value of a share of Common Stock as of a given date shall be: (I) the closing price of a share of the Common Stock on the principal exchange on which shares of the Common Stock are then trading, if any, on the trading day preceding such date or, if shares were not traded on the day preceding such date, then on the next preceding trading day during which a sale occurred; or (ii) if the Common Stock is not traded on an exchange (x) the last sales price of a share of the Common Stock on The Nasdaq Stock Market (if the stock is then traded on The Nasdaq Stock Market) on the trading day preceding such date, or, if shares were not traded on the day preceding such date, then on the next preceding trading day during which a sale occurred; or (y) the mean between the closing representative high and low prices for the Common Stock on the trading day next preceding such date as reported by the National Association of Securities Dealers, Inc. through Nasdaq or a successor quotation system or, if shares were not quoted on the day immediately preceding such date, then on the next preceding trading day during which a quote occurred, or (iii) if the Common Stock is not publicly traded on an exchange and prices are not provided through The Nasdaq Stock Market, NASDAQ or a successor quotation system, the mean between the closing high and low prices for the Common Stock on the trading day next preceding such date as determined in good faith by the Board; or (iv) if the Common Stock is not publicly traded, the fair market value of the Common Stock established by the Board acting in good faith.

Section 4.3-Commencement of Exercisability

     (a) No Option may be exercised in whole or in part during the first year after such Option is granted.

     (b)       Subject to the provisions of Sections 4.3(a), 4.3(c) and 7.3,
                                            -------------------------------
Options shall become exercisable in two (2) cumulative installments as follows:

               (i) The first installment shall consist of fifty percent (50%) of the shares covered by the Option and shall become exercisable on the first anniversary of the date the Option is granted.

               (ii) The second installment shall consist of fifty percent (50%)of the shares covered by the Option and shall become exercisable on the second anniversary of the date the Option is granted.

     (c) No portion of an Option which is unexercisable on the date of Removal as a Non-Employee Director shall thereafter become exercisable. The portion, if any, of a previously granted Option which is unexercisable on the date of Termination as a Non-Employee Director shall become immediately exercisable.

Section 4.4-Expiration of Options

     No Option may be exercised to any extent by anyone after the first to occur of the following events:

               (i) The expiration of a period of ten years and one day from the date such Option was granted; or

               (ii) The expiration of three months from the date of the Optionee's Removal as a Non-Employee Director for any reason unless the Optionee dies within said three-month period; or

               (iii) The expiration of six months from the date of the Optionee's Termination as a Non-Employee Director for any reason other than such Optionee's death unless the Optionee dies within said six month period; or

               (iv) The expiration of one year from the date of the Optionee's death.

Section 4.5-Consideration

     In consideration of the granting of the Option, the Optionee shall agree, in the written Stock Option Agreement, to remain as a Non-Employee Director of the Company for a period of at least one year after the Option is granted, unless the stockholders of the Company fail to reelect the Non-Employee Director upon expiration of the Director's term of office prior to the expiration of the one year period.

Section 4.6-Adjustments in Outstanding Options

     In the event that the outstanding shares of the Common Stock subject to Options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger (including reincorporation by means of merger), consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares (a "Recapitalization"), the Board shall make an appropriate and equitable adjustment in (I) the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee's proportionate interest shall be maintained as before the occurrence of such event and (ii) the limitations in Section 2.1
                                                                   -----------
above on the maximum number and kind of shares which may be issued on exercise of Options. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in option price per share. Any such adjustment made by the Board shall be final and binding upon all Optionees, the Company and all other interested persons.

Section 4.7-Merger, Consolidation, Exchange, Acquisition, Liquidation or Dissolution

     The Board may provide by the terms of any Option that such Option cannot be exercised after the merger or consolidation of the Company into another corporation, the exchange of all or substantially all of the assets of the Company for the securities of another corporation, the acquisition by another corporation of 80% or more of the Company's then outstanding voting stock or the liquidation or dissolution of the Company; or the Board may, in its absolute discretion and on such terms and conditions as it deems appropriate, also provide that such Option shall be assumed or an equivalent option substituted by any successor corporation of the Company, or the Board may, in its absolute discretion and upon such terms and conditions as it deems appropriate, provided by resolution adopted prior to the occurrence of such merger, consolidation, exchange, acquisition, liquidation or dissolution, that, for some period of time prior to such event, that such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 4.3(a) or
                                                             --------------
Section 4.3(b).  Any determinations made by the Board pursuant to this Section
- --------------                                                         -------
4.7 shall be applied uniformly to all Options outstanding on the date of such
- ---
determination.


                                   ARTICLE 5

                              EXERCISE OF OPTIONS

Section 5.1-Person Eligible to Exercise

     During the lifetime of the Optionee, only the Optionee may exercise an Option granted to the Optionee, or any portion thereof; provided, however, that nothing in this Section 5.1 shall prevent the exercise of an Option by a person
                -----------
to whom such Option was lawfully transferred, in whole or in part, pursuant to a qualified domestic relations order (as defined in the Code). After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under Section 4.4 or Section 4.7 or any
                                         -----------    -----------
provisions of such Option, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee's will or under the then applicable laws of descent and distribution.

Section 5.2-Partial Exercise

     At any time and from time to time prior to the time when any exercisable Option or exercisable portion thereof becomes unexercisable under Section 4.4 or
                                                                  -----------
Section 4.7 or any provisions of such Option, such Option or portion thereof may
- -----------
be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and partial exercises shall be at least one hundred (100) shares.

Section 5.3-Manner of Exercise

     An exercisable Option, or any exercisable portion thereof, shall be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when such Option or such portion becomes unexercisable under Section 4.4 or Section 4.7:
                    -----------    -----------

               (a) Notice in writing signed by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised; and

               (b) The payment to the Company for the aggregate Option exercise price for the shares with respect to which such Option or portion is thereby exercised in:
                       (i)         Cash;

                       (ii) (A) shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer to the Company, or (B) subject to the timing requirements of Section 5.4, shares of the Company's Common Stock
                              -----------
issuable to the Optionee upon exercise of the Option, with a fair market value (as determined under Section 4.2(b)) on the date of Option exercise equal to the
                     --------------
aggregate exercise Option price of the shares with respect to which such Option or portion is thereby exercised; or

                       (iii) A full recourse promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code or any successor provision) and payable upon such terms as may be prescribed by the Board. The Board may also prescribe the form of such note and the security to be given for such note. No Option may, however, be exercised by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law; or

                       (iv) Any combination of the consideration provided for in the foregoing subsections (i), (ii) or (iii); and

          (c) The payment to the Company of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option or a portion thereof. All or any part of such payment may be made, with the consent of the Board, (i) subject to the timing requirements of Section 5.4, with shares of the Company's Common Stock issuable to the
   -----------
Optionee upon exercise of the Option, or (ii) with shares of the Company's Common Stock owned by the Optionee duly endorsed for transfer, in each case, valued in accordance with Section 4.2(b) at the date of Option exercise; and
                          --------------

          (d) Such representations and documents as the Board, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other Federal or state securities laws or regulations. The Board may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and

          (e) In the event that the Option shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate
   -----------
proof of the right of such person or persons to exercise the Option.

     Notwithstanding anything herein to the contrary, an Optionee may satisfy the requirements of subsections (b) and (c) of this Section 5.3 concerning
                                                    -----------
payment for the shares and all applicable withholding taxes, with the consent of the Board, through the delivery to the Secretary or his office of (i) an irrevocable written exercise notice containing instructions to the Company to deliver to Optionee's broker the certificate(s) representing the shares with respect to which such Option or portion is thereby exercised and (ii) a copy of Optionee's irrevocable written instructions to such broker to deliver to the Company, within five business days from the date of the Company's receipt of such exercise notice, full payment (in cash or by check) for the shares with respect to which such Option or portion is thereby exercised and all amounts which the Company is required to withhold under federal, state or local law in connection with the exercise of the Option or portion thereof. Provided the Optionee complies with clauses (i) and (ii) above and the Company receives such full payment the Optionee shall be deemed to have exercised such Option on the date of the Company's receipt of the deliveries specified in clauses (i) and
(ii) above. Notwithstanding anything to the contrary in this Section 4.7, the
                                                             -----------
Board shall not take any discretionary action which will result in the failure of the Director Option Plan to satisfy any exemptive condition imposed by Rule 16b-3 of the Code with respect to the effected Option.

Section 5.4-Certain Timing Requirements

     To the extent required by Rule 16b-3, shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option may be used to satisfy the Option price or the tax withholding consequences of such exercise only (i) during the period beginning on the third business day following the date of release of the quarterly or annual summary statement of sales and earnings of the Company and ending on the twelfth business day following such date or (ii) pursuant to an irrevocable written election by the Optionee to use shares of the Company's Common Stock issuable to the Optionee upon exercise of the Option to pay all or part of the Option price or the withholding taxes (subject to the approval of the Board) made at least six months prior to the payment of such Option price or withholding taxes.

Section 5.5-Conditions to Issuance of Stock Certificates

     The shares of stock issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

          (a) The admission of such shares to listing on all stock exchanges, if any, on which such class of stock is then listed; and

          (b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Board shall, in its absolute discretion, deem necessary or advisable; and

          (c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Board shall, in its absolute discretion, determine to be necessary or advisable; and

          (d) The payment to the Company of all amounts which it is required to withhold under Federal, state or local law in connection with the exercise of the Option; and

          (e) The lapse of such reasonable period of time following the exercise of the Option as the Board may establish from time to time for reasons of administrative convenience.

Section 5.6-Rights as Stockholders

     The holders of Options shall not be, nor have any of the rights or privileges of, stockholders of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until certificates representing such shares have been issued and delivered by the Company to such holders.

Section 5.7-Transfer Restrictions

     No shares acquired upon exercise of any Option may be sold, assigned, pledged, encumbered or otherwise transferred until at least six months have elapsed from (but excluding) the date that such Option was granted; provided, however, that nothing in this Section 5.7 shall prevent transfers by will or by
                              -----------
the applicable laws of descent and distribution, or, to the extent not prohibited by the Code, pursuant to a qualified domestic relations order. The Board, in its absolute discretion, may impose such other restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deems appropriate and any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares.

                                   ARTICLE 6

                                 ADMINISTRATION

Section 6.1-Duties and Powers of Board

     It shall be the duty of the Board to conduct the general administration of the Director Option Plan in accordance with its provisions. The Board shall have the power to interpret the Director Option Plan and the Options and to adopt such rules for the administration, interpretation and application of the Director Option Plan as are consistent therewith and to interpret, amend or revoke any such rules.

Section 6.2-Professional Assistance; Good Faith Actions

     All expenses and liabilities incurred by members of the Board in connection with the administration of the Director Option Plan shall be borne by the Company. The Board may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Board and the Company shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Board in good faith shall be final and binding. No member of the Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Director Option Plan or the Options, and all members of the Board shall be fully protected, indemnified and held harmless by the Company in respect to any such action, determination or interpretation.


                                   ARTICLE 7

                            MISCELLANEOUS PROVISIONS

Section 7.1-Options Not Transferable

     No Option or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Optionee or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 7.1 shall
                                                               -----------
prevent transfers by will or by the applicable laws of descent and distribution, or, to the extent not prohibited by the Code, pursuant to a qualified domestic relations order (as defined in the Code).

Section 7.2-Amendment, Suspension or Termination of the Director Option Plan

     The Director Option Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board. However, without approval of the Company's stockholders given within 12 months before or after the action by the Board, no action of the Board may, increase any limit imposed in Section 2.1 on the maximum number of shares which may be
                     -----------
issued upon exercise of Options (except for anti-dilution adjustments), modify the eligibility requirements of Section 3.1, modify the number of shares which
                                -----------
may be granted to an Optionee, or the timing of such Option grants under Section
                                                                         -------
3.2, change the minimum option price in Section 4.2(a), modify the provisions
- ---                                     --------------
relating to the Exercisability of the Options in Section 4.3, extend the limit
                                                 -----------
imposed in this Section 7.2 on the period during which Options may be granted,
                -----------
or amend or modify the Director Option Plan in a manner requiring shareholder approval under Rule 16b-3. In addition, the Director Option Plan shall not be amended more than once every six months, other than to comport with changes in the Code or the rules promulgated thereunder. Neither the amendment, suspension nor termination of the Director Option Plan shall, without the consent of the holder of an Option, alter or impair any rights or obligations under any Option theretofore granted. No Option may be granted during any period of suspension nor after termination of the Director Option Plan, and in no event may any Option be granted under this Director Option Plan after May 21, 2006.

Section 7.3-Approval of Director Option Plan by Stockholders

     This Director Option Plan will be submitted for the approval of the Company's stockholders within 12 months after the date of the Board's initial adoption of the Director Option Plan. Options may be granted prior to such shareholder approval; provided, however that such Options shall not be exercisable prior to the time when the Director Option Plan is approved by the stockholders; provided, further, that if such approval has not been obtained at the end of said 12-month period, all Options previously granted under the Director Option Plan shall thereupon be canceled and become null and void.

Section 7.4-Effect of Director Option Plan Upon Other Options and Compensation Plans

     The adoption of this Director Option Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Director Option Plan shall be construed to limit the right of the Company or any Subsidiary to grant or assume options otherwise than under this Director Option Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

Section 7.5-Titles

     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Director Option Plan.

Section 7.6-Conformity to Securities Laws

     The Director Option Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, including without limitation Rule 16b-3. Notwithstanding anything herein to the contrary, the Director Option Plan shall be administered, and Options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Director Option Plan and Options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

________________________________________________________________________________
                                                                Please mark [X]
                                                                your votes as
                                                                indicated in
                                                                this envelope

A VOTE FOR EACH DIRECTOR NOMINEE AND FOR APPROVAL OF EACH PROPOSAL IS UNANIMOUSLY RECOMMENDED BY THE BOARD OF DIRECTORS.

1. Election as directors      For all nominees listed      WITHHOLD AUTHORITY
   the nominees listed in     below (except as marked to   to vote for all nom-
   the accompanying           the contrary below)          inees listed below)
   Proxy Statement.                 [_]                           [_]


2. Adoption of the Stock Option        3. Ratification of the selection
   Plan for Non-Employee                  KPMG Peat Marwick LLP as the
   Directors                              Company's independent auditors.

                                    FOR  AGAINST ABSTAIN  FOR  AGAINST  ABSTAIN
H. Frederick Christie,              [_]    [_]     [_]    [_]    [_]      [_]
Michael J. Fasman, Anton C.
Garnier, Monroe Harris,
Donovan D. Huennekens, Richard Kelton
and Richard G. Newman

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the line provided below.)

__________________________________________
                                                          I//WE WILL ATTEND  [_]
                                                          THE ANNUAL MEETING.

SIGNATURE(S) _____________________________________      DATE______________, 1996

Please sign exactly as your name appears on this Proxy. If signing for estates, trusts, corporations or partnerships, titles or capacities should be stated. Each joint tenant should sign.

- --------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

________________________________________________________________________________

PROXY

                            SOUTHWEST WATER COMPANY
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS--MAY 21, 1996

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The signatory of this proxy hereby appoints Anton C. Garnier and Peter J. Moerbeek as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as designated below, all the shares of common or preferred stock of Southwest Water Company held of record by the undersigned on March 29, 1996, at the Annual Meeting of Stockholders to be held on May 21, 1996, or any adjournments thereof.

     THE SHARES REPRESENTED HEREBY SHALL BE VOTED OR NOT VOTED AS SPECIFIED.
ANY EXECUTED PROXY WHICH CONTAINS NO SPECIFICATION WILL BE VOTED FOR ELECTION OF EACH DIRECTOR NOMINEE NAMED, FOR APPROVAL OF THE DIRECTOR STOCK OPTION PLAN AND FOR RATIFICATION OF THE SELECTION OF THE COMPANY'S INDEPENDENT AUDITORS.



PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

- --------------------------------------------------------------------------------
                             FOLD AND DETACH HERE